Exhibit 99.1

The Container Store Receives Notice of Non-Compliance with New York Stock Exchange Trading Share Price Listing Rule

Company Intends to cure the deficiency and return to compliance with NYSE standard

Notice does not impact trading of the Company’s common stock

Coppell, TX — May 14, 2024 — The Container Store Group, Inc. (NYSE: TCS) (the “Company”), the nation’s leading retailer of organizing solutions, custom spaces, and in-home services, today announced that it was notified by the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the Company’s common stock from the NYSE.

On May 14, 2024 the Company notified the NYSE that it intends to cure the stock price deficiency and to return to compliance with the NYSE continued listing standard.
The Company intends to consider available options to cure the deficiency and restore compliance with Section 802.01C, including, but not limited to, a reverse stock split, subject to stockholder approval no later than at the Company’s next annual meeting of stockholders, if necessary.
The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.
Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.
The Company’s common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards.
About The Container Store
Founded in 1978, The Container Store Group, Inc. (NYSE: TCS) is the nation’s only retailer with a solution-oriented offering of custom spaces, organizing solutions, and in-home services, designed to transform lives through the power of organization. With more than 100 locations nationwide and a flagship online store, the retailer offers an exclusive portfolio of custom space lines that can be designed for any area of the home, and more than 10,000 products to complete any space.
Visit www.containerstore.com for more information about complementary Custom Spaces in-home or in-store design, in-home organizing, products, store locations, trade program, and business to business opportunities.
Follow The Container Store on Facebook, X, Instagram, TikTok, YouTube, Pinterest and LinkedIn.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the Company’s intention to consider alternatives to cure the NYSE continued listing requirement deficiency and the Company’s continued listing on the NYSE. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the Company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period; and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, (the “SEC”) on May 26, 2023 and our other reports filed with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:
ICR, Inc. Farah Soi/Caitlin Churchill
203-682-8200
Farah.Soi@icrinc.com
Caitlin.Churchill@icrinc.com
Media:
The Container Store Group, Inc.
Carson Netherton, 972-538-6402
publicrelations@containerstore.com
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